                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 68                                   Trade Date: 12/17/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 12/20/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is December 19, 2001


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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCV4              $5,108,000.00              5.85%                  12/15/11                 100%


    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------          ----------              --------------------------------
        06/15/02                   Yes                    Yes                              100% 12/15/02
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------           -------------           -----------                ------              -----------
     $5,031,380.00             $76,620.00                $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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